EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-97538 and 333-23635) pertaining to the Accom, Inc. 1995 Stock Option/Stock Issuance Plan, the Accom, Inc. Employee Stock Purchase Plan, and the Accom, Inc. 1997 Non-Executive Stock Option Plan of our report dated October 30, 1998, except for note 9 as to which the date is December 10, 1998, with respect to the consolidated financial statements and the schedule included in this Annual Report (Form 10-K) of Accom, Inc.


                                                               Ernst & Young LLP


Palo Alto, California
December 28,1998